Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERGY TRANSFER PARTNERS REPORTS RECORD

RESULTS FOR THE FOUR MONTHS ENDED DECEMBER 31ST

Dallas – February 11, 2008 – Energy Transfer Partners, L.P. (NYSE:ETP) today reported record net income and EBITDA, as adjusted, for the four months ended December 31, 2007. Net income for the four months ended December 31, 2007 totaled $261.8 million, an increase of 63% over the four months ended December 31, 2006 results.

For the four months ended December 31, 2007, EBITDA, as adjusted, totaled $403.0 million, an increase of 51% over the EBITDA, as adjusted, for the four months ended December 31, 2006. Growth capital expenditures for the four-month period totaled $604 million and maintenance capital expenditures totaled $49 million.

“We are pleased to build upon the momentum established in the first fiscal quarter, exceeding our December guidance for the period and again posting record results,” said Brian Jennings, Energy Transfer Partners’ Chief Financial Officer.

As previously announced, the Partnership has changed its fiscal year end to the calendar year. As a result of this change in year end, ETP has filed a transition report on Form 10-Q covering the four-month transition period that began September 1, 2007 and ended December 31, 2007 with the Securities and Exchange Commission. For comparison purposes, the Partnership has also presented the data for the four-month period ended December 31, 2006.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,000 miles of intrastate pipeline in service, with approximately 500 miles of intrastate pipeline under construction, and 2,400 miles of interstate pipeline. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units. Together ETP and ETE have a combined enterprise value of approximately $20 billion.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.

Contacts

Investor Relations

Energy Transfer

Renee Lorenz

214-981-0700

Media Relations:

Vicki Granado

Gittins & Granado

214-361-0400

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	December 31, 2007	August 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$56,467	$68,705
Marketable securities	3,002	3,099
Accounts receivable, net of allowance for doubtful accounts	822,027	637,676
Accounts receivable from related companies	24,438	6,900
Inventories	361,954	192,276
Deposits paid to vendors	42,273	45,490
Prepaid expenses and other current assets	99,798	86,947

Total current assets	1,409,959	1,041,093

PROPERTY, PLANT AND EQUIPMENT, net	6,433,788	5,548,383
ADVANCES TO AND INVESTMENT IN AFFILIATES	86,167	56,564
GOODWILL	728,109	718,429
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	350,138	343,959

Total assets	$9,008,161	$7,708,428

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	December 31, 2007	August 31, 2007
LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$672,388	$487,148
Accounts payable to related companies	48,483	19,471
Exchanges payable	40,382	34,252
Customer advances and deposits	75,831	81,919
Accrued and other current liabilities	331,341	254,396
Current maturities of long-term debt	47,036	47,031

Total current liabilities	1,215,461	924,217

LONG-TERM DEBT, less current maturities	4,297,264	3,626,977
DEFERRED INCOME TAXES	102,762	100,810
OTHER NON-CURRENT LIABILITIES	13,483	16,591

COMMITMENTS AND CONTINGENCIES

Total liabilities	5,628,970	4,668,595

PARTNERS’ CAPITAL:
General Partner	160,193	127,046
Limited Partners:
Common Unitholders (142,069,957 and 136,981,221 units authorized, issued and outstanding at December 31, 2007 and August 31, 2007, respectively)	3,192,092	2,890,140
Class E Unitholders (8,853,832 units authorized, issued and outstanding - held by subsidiary and reported as treasury units)	—	—

	3,352,285	3,017,186

Accumulated other comprehensive income	26,906	22,647

Total partners’ capital	3,379,191	3,039,833

Total liabilities and partners’ capital	$9,008,161	$7,708,428

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)

	Four Months Ended December 31,
	2007	2006
REVENUES:
Natural gas operations	$1,832,192	$1,668,667
Retail propane	471,494	409,821
Other	45,824	83,978

Total revenues	2,349,510	2,162,466

COSTS AND EXPENSES:
Cost of products sold - natural gas operations	1,343,237	1,382,473
Cost of products sold - retail propane	315,698	256,994
Cost of products sold - other	14,719	50,376
Operating expenses	221,757	173,365
Depreciation and amortization	71,333	48,767
Selling, general and administrative	59,132	40,603

Total costs and expenses	2,025,876	1,952,578

OPERATING INCOME	323,634	209,888

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(66,298)	(54,946)
Equity in earnings (losses) of affiliates	(94)	4,743
Gain on disposal of assets	14,310	2,212
Other income, net	1,061	2,158

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	272,613	164,055
Income tax expense	10,789	3,120

INCOME BEFORE MINORITY INTERESTS	261,824	160,935
Minority interests	—	(490)

NET INCOME	261,824	160,445

GENERAL PARTNER’S INTEREST IN NET INCOME	91,011	73,204

LIMITED PARTNERS’ INTEREST IN NET INCOME	$170,813	$87,241

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.22	$0.70

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	137,624,934	123,931,608

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.21	$0.70

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	138,013,366	124,229,968

	Four Months Ended December 31,
SUPPLEMENTAL INFORMATION:	2007	2006
(unaudited)
Net income reconciliation:
Net income	$261,824	$160,445
Depreciation and amortization	71,333	48,767
Interest expense	66,298	54,946
Income tax expense	10,789	3,120
Non-cash compensation expense	8,114	4,385
Interest (income) and other, net	(1,061)	(2,158)
(Gain) loss on disposal of assets	(14,310)	(2,212)

EBITDA, as adjusted (a)	$402,987	$267,293

	Four Months Ended December 31,
VOLUMES:	2007	2006

Midstream
Natural gas MMBtu/d - sold	1,090,090	968,016
NGLs bbls/d - sold	25,389	12,458
Transportation and storage
Natural gas MMBtu/d - transported	8,787,387	4,889,029
Natural gas MMBtu/d - sold	1,259,566	1,379,721
Interstate transportation
Natural gas MMBtu/d - transported	1,708,477	1,791,437
Retail propane gallons (in thousands)	205,311	214,623

(a) The partnership has disclosed in this press release EBITDA, as adjusted, which is a non-GAAP financial measure. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

The partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets is not included when determining EBITDA, as adjusted.

EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.